Exhibit 10.3

EXHIBIT A

FORM OF PARTICIPATING DEALER AGREEMENT

PARTICIPATING DEALER AGREEMENT

Ladies and Gentlemen:

Nuveen Securities, LLC, as the Intermediary Manager (the “Intermediary Manager”) for Nuveen Farmland REIT, a Maryland statutory trust (the “Company”), invites you (“Dealer”) to participate in the distribution of common shares of beneficial interest, $0.01 par value per share, of the Company (“Common Stock”) subject to the following terms:

I. Intermediary Manager Agreement

The Intermediary Manager has entered into a MST Intermediary Manager Agreement (the “Intermediary Manager Agreement”) with the Company dated [[ , 2025]], attached hereto as Exhibit “A.” Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Intermediary Manager Agreement.

As described in the Intermediary Manager Agreement, the Company has furnished a confidential private placement memorandum providing certain information in connection with the private offering of Common Stock, which consists of Class A-I shares, Class A-II shares, Class S, Class D and Class I shares of Common Stock (the “Shares”).

In this Agreement, unless explicitly stated otherwise, “the Memorandum” means, at any given time, the private placement memorandum as finally amended and revised at the date of closing. In this Agreement, unless explicitly stated otherwise, “the Offering” means, at any given time, an offering covered by the Memorandum and “Shares” means the Shares being offered in the Offering. In this Agreement, unless explicitly stated otherwise, any references to the Offering, the Shares or the Memorandum with respect to each other shall mean only those that are all related to the same Memorandum.

By your acceptance of this Agreement, you will become one of the Dealers referred to in the Intermediary Manager Agreement between the Company and the Intermediary Manager and will be entitled and subject to the indemnification provisions contained in the Intermediary Manager Agreement, including the provisions of Section 4 of the Intermediary Manager Agreement wherein the Dealers severally agree to indemnify and hold harmless the Company, the Intermediary Manager and each officer and director thereof, and each person, if any, who controls the Company or the Intermediary Manager within the meaning of the Securities Act of 1933, as amended, and the rules thereunder (“Securities Act”).

Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Memorandum. Nothing in this Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Intermediary Manager or of the Company, and Dealer is not authorized to act for the Intermediary Manager or the Company or to make any representations on their behalf except as set forth in the Memorandum and in the Authorized Sales Materials.

II. Submission of Orders

Each person desiring to purchase Shares in the Offering will be required to complete and execute a Subscription Agreement and to deliver to Dealer such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Memorandum. Those persons who purchase Shares will be instructed by Dealer to make their instruments of payment payable to or for the benefit of “Nuveen Farmland REIT” Purchase orders which include a completed and executed Subscription Agreement in good order and instruments of payment received by the Company at least five (5) business days prior to the last business day of the month (unless waived by the Intermediary Manager) will be executed as of the first business day of the next month (based on the prior month’s transaction price).

If Dealer receives a Subscription Agreement or instrument of payment not conforming to the foregoing instructions, Dealer shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Subscription Agreements and instruments of payment received by Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section II. Transmittal of received investor funds will be made in accordance with the following procedures:

Where, pursuant to Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, Dealer will transmit the Subscription Agreements in good order and instruments of payment by the end of the next business day following receipt by Dealer for deposit to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

Where, pursuant to Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, Subscription Agreements and instruments of payment will be transmitted by Dealer by the end of the next business day following receipt by Dealer to the office of Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment for deposit to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

III. Pricing

The purchase price for subscriptions of Shares will be as described in the Memorandum. Except as otherwise indicated in the Memorandum or in any letter or memorandum sent to Dealer by the Company or the Intermediary Manager, a minimum initial purchase of $100,000 in Class A-I Shares and Class A-II Shares, $2,500 in Class S or Class D Shares, or $1,000,000 in Class I Shares, is required, and additional investments may be made in cash in minimal increments of at least $500 in Shares. The Shares are nonassessable.

IV. Dealers’ Compensation

Except as may be provided in the “Plan of Distribution” section of the Memorandum, which may be amended or supplemented from time to time, as compensation for completed sales and ongoing stockholder services rendered by Dealer hereunder, Dealer is entitled, on the terms and subject to the conditions herein, to the compensation set forth on Schedule I hereto.

V. Representations, Warranties and Covenants of Dealer

In addition to the representations and warranties found elsewhere in this Agreement, Dealer represents, warrants and agrees that:

(i) It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which Dealer is organized.

(ii) It is empowered under applicable laws and by Dealer’s organizational documents to enter into this Agreement and perform all activities and services of Dealer provided for herein and that there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting Dealer’s ability to perform under this Agreement.

(iii) The execution, delivery, and performance of this Agreement; the incurrence of the obligations set forth herein; and the consummation of the transactions contemplated herein, including the issuance and sale of the Shares, will not constitute a breach of, or default under, any agreement or instrument by which Dealer is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it.

(iv) All requisite actions have been taken to authorize Dealer to enter into and perform this Agreement.

(v) It shall notify Intermediary Manager, promptly in writing, of any written claim or complaint or any enforcement action or other proceeding with respect to Shares offered hereunder against Dealer or its principals, affiliates, officers, directors, employees or agents, or any person who controls Dealer, within the meaning of Section 15 of the Securities Act.

(vi) Dealer will not sell or distribute Shares or otherwise make any such Shares available in any jurisdiction outside of the United States unless Dealer receives prior written consent from Intermediary Manager.

(vii) Dealer acknowledges that the Intermediary Manager will enter into similar agreements with other broker-dealers, which does not require the consent of Dealer.

(viii) Dealer represents that it is a broker-dealer and a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and has policies and procedures to ensure compliance with FINRA Rule 2030 (“Rule 2030”) and is currently in compliance with Rule 2030. Moreover, Dealer represents that neither it nor any of its Covered Associates (i.e., any (i) general partner, managing member or executive officer of Dealer, as well as any person with a similar status or function, (ii) any associated person of Dealer who engages in distribution or solicitation activities with a government entity, (iii) any associated person of Dealer who supervises, directly or indirectly, the government entity distribution or solicitation activities of a person in (ii) above, and (iv) any political action committee controlled by Dealer or one of its Covered Associates) has made, directly or indirectly, any contributions that prohibit Dealer from engaging in solicitation activities for compensation under Rule 2030 (a “Triggering Contribution”). Dealer hereby agrees that neither it nor its Covered Associates will make a Triggering Contribution or violate Rule 2030 while engaged hereunder. If Dealer breaches this provision and becomes aware of a Triggering Contribution or a violation of Rule 2030, it shall promptly provide written notice to the Intermediary Manager of the nature of the ban or violation.

(ix) Dealer represents that Dealer is acting solely as an agent for its customers with respect to their purchase or sale of Shares and is not acting for Dealer’s own account. Any transaction or other fees, including upfront placement fees or brokerage commissions, charged by Dealer in connection with its sale of Shares will be charged in a manner consistent with the Memorandum and applicable law and FINRA rules.

(x) None of (i) Dealer, (ii) any of Dealer’s directors, executive officers, other officers participating in the Offering, general partners or managing members, (iii) any of the directors, executive officers or other officers participating in the Offering of any such general partner or managing member of Dealer, or (iv) any other officers or employees of Dealer or any such general partner or managing member of Dealer that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with an Offering (each, a “Dealer Covered Person” and, collectively, the “Dealer Covered Persons”), is subject to a Disqualifying Event, except for a Disqualifying Event (a) contemplated by Rule 506(d)(2) of the Securities Act and (b) a description of which has been furnished in writing to the Company prior to the date hereof or, in the case of a Disqualifying Event occurring after the date hereof, prior to the date of any further offering of Shares. Dealer has exercised and will continue to exercise reasonable care in determining the identity of each person that is a Dealer Covered Person and whether any Dealer Covered Person is subject to a Disqualifying Event. Dealer will promptly notify the Company in writing of (x) any Disqualifying Event relating to any Dealer Covered Person not previously disclosed to the Company in accordance with Sections 3(l)(x) and 3(l)(y) of the Intermediary Manager Agreement, and (y) any event that would, with the passage of time, become a Disqualifying Event relating to any Dealer Covered Person.

(xi) Dealer further represents, warrants and covenants that neither Dealer, nor any person associated with Dealer, shall offer or sell Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the Memorandum, including minimum income and net worth standards; (b) applicable laws of the jurisdiction of which such investor is a resident; (c) applicable provisions of Regulation Best Interest; or (d) applicable FINRA rules. Dealer agrees to ensure that, in recommending the purchase, sale or exchange of Shares to an investor, Dealer, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the Securities and Exchange Commission (the “SEC”), any state securities commission, FINRA or the Company, and as described in Section IX below) concerning his or her age, investment objectives, other investments, financial situation and needs and any other information known to Dealer, that (i) the investor can reasonably benefit from an investment in the Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his or her entire investment in the Shares, (C) the lack of liquidity of the Shares, (D) the background and qualifications of Nuveen Farmland Advisors LLC (the “Advisor”) or the persons responsible for directing and managing the Company and (E) the tax consequences of an investment in the Shares. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Shares or by the beneficiary of such fiduciary account. Dealer further represents, warrants and covenants that Dealer will make every reasonable effort to determine the suitability and appropriateness of an investment in Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Shares pursuant to a subscription solicited by Dealer, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereafter established. In addition to complying with Regulation Best Interest and state fiduciary standards of care (if applicable), Dealer is required to provide retail investors a copy of its customer or client relationship summary, or Form CRS, that summarizes for the investor key information about Dealer.

(xii) Dealer represents and warrants that at all times during and after the terms of this Agreement, it shall use, handle, collect, maintain and safeguard Customer Information (as defined below) in accordance with: (i) the confidentiality and non-disclosure requirements of this Agreement; (ii) the Gramm-Leach-Bliley Act of 1999 (“GLBA”) (Public law 106-102, 113 stat. 1138) and its implementing regulations (e.g. SEC Regulation S-P and Federal Reserve Board Regulation P) as applicable and as they may be amended from time-to-time; and (iii) such other applicable federal and state privacy, confidentiality, consumer protection, advertising, electronic mail, and data security laws and regulations, whether in effect now or in the future. “Customer Information” shall mean all disclosed data information, however collected or received, pertaining to or identifiable to Dealer’s customer(s) or prospective customers, including, without limitation, name, address, e-mail address, TIN or social security number, account numbers, personal financial information, demographic or securities transactions data, or any other identification data.

(xiii) Dealer represents and warrants that it will appropriate administrative, technical, and physical safeguards reasonably designed to protect the security and confidentiality of Customer Information and protect against unauthorized access to or use of Customer Information. Dealer will report to Intermediary Manager promptly any and all breaches of security or unauthorized access to customers that are invested in the Company including if it detects or becomes aware of and which affect the security of Customer Information. The parties will promptly address incidents of unauthorized access to or loss of Customer Information and will notify the other Parties of any material data breach affecting the services provided under this Agreement. Parties will comply with applicable privacy laws with respect to any data breach, and responsible party responsible for the data breach will be responsible for all costs and expenses associated with corrective actions, reporting and otherwise relating thereto.

VI. Right to Reject Orders or Cancel Sales

All subscriptions, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company or its agent, which reserves the right to reject any subscription for any reason or no reason including, without limitation, orders not accompanied by an executed Subscription Agreement in good order or without the required instrument of payment in full payment for the Shares. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company or its agent is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale without notice.

In the event that the Intermediary Manager has reallowed any selling commission to Dealer for the sale of one or more Shares and the subscription is rejected, canceled or rescinded for any reason as to one or more of the Shares covered by such subscription, Dealer shall pay the amount specified to the Intermediary Manager within ten (10) days following mailing of notice to Dealer by the Intermediary Manager stating the amount owed as a result of rescinded or rejected subscriptions. Further, if Dealer has retained selling commissions in connection with an order that is subsequently rejected, canceled or rescinded for any reason, Dealer agrees to return to the subscriber any selling commission theretofore retained by Dealer with respect to such order within three (3) days following mailing of notice to Dealer by the Intermediary Manager stating the amount owed as a result of rescinded or rejected subscriptions. If Dealer fails to pay any such amounts, the Intermediary Manager shall have the right to offset such amounts owed against future compensation due and otherwise payable to Dealer (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Intermediary Manager may have in connection with such failure).

VII. Memorandum and Authorized Sales Materials; Compliance with Laws

Dealer shall (i) conduct all offering and solicitation efforts in a transaction or series of transactions intended to be exempt from the registration requirements under the Securities Act pursuant to Rule 506(b) of Regulation D and applicable state securities laws and regulations, as set forth in the Memorandum, (ii) not offer or sell any Shares by any means otherwise inconsistent with this Agreement or the Memorandum, and (iii) not engage in any general advertising or general solicitation activities in connection with the sale of Shares. Dealer is not authorized or permitted to give and will not give, any information or make any representation (written or oral) concerning the Shares except as set forth in the Memorandum, as supplemented, and any Authorized Sales Materials. The Intermediary Manager will supply Dealer with reasonable quantities of the Memorandum, any supplements thereto and any amended Memorandum, as well as any Authorized Sales Materials, for delivery to investors, and Dealer will deliver a copy of the Memorandum and all supplements thereto and any amended Memorandum to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to an investor, Dealer agrees that it will not send or give any supplement to the Memorandum or any Authorized Sales Materials to an investor unless it has previously sent or given a Memorandum and all previous supplements thereto and any amended Memorandum to that investor or has simultaneously sent or given a Memorandum and all previous supplements thereto and any amended Memorandum with such supplement to the Memorandum or Authorized Sales Materials. Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Intermediary Manager and marked “broker-dealer use only,” “financial advisor use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Shares. Dealer agrees that it will not show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Intermediary Manager if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing which relates to another company supplied to it by the Company or the Intermediary Manager bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates. Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously approved by the Intermediary Manager or the Company in writing.

On becoming a Dealer, and in offering and selling Shares, Dealer agrees to comply with all the applicable requirements imposed upon it under (a) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts, including Regulation Best Interest, (b) all applicable state securities laws and regulations as from time to time in effect, (c) any other state, federal, foreign and other laws and regulations applicable to the Offering, the sale of Shares or the activities of Dealer pursuant to this Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the GLBA, and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act of 1970, as amended (the “BSA”), the USA Patriot Act, and regulations administered by U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), and (d) this Agreement and the Memorandum as amended and supplemented.

Dealer currently has in place and effect and shall maintain in place and full force and effect during the term of this Agreement, insurance coverage in amounts and upon terms as are customary and appropriate for a party engaged in Dealer’s business and performing its obligations under this Agreement, including any and all minimum or mandated insurance coverage required by applicable law.

VIII. License and Association Membership

Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Intermediary Manager that Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Shares under federal and state securities laws and regulations, and foreign laws, if applicable, and in all states or jurisdictions where it offers or sells Shares. This Agreement shall automatically terminate if Dealer ceases to be a member in good standing of FINRA.

Dealer agrees to notify the Intermediary Manager immediately if Dealer ceases to be a member in good standing of FINRA.

IX. Limitation of Offer; Suitability

Dealer shall recommend Shares only to a prospective investor whom Dealer has reasonable grounds to believe is an Accredited Investor (as defined in Regulation D) and otherwise meets the financial suitability and other purchaser requirements set forth in the Memorandum. For any Offering exempt from registration requirements under the Securities Act pursuant to Rule 506(b) of Regulation D, Dealer shall only make offers to investors with whom Dealer has a substantial preexisting relationship as of the date of this Agreement. During the course of the Offering, Dealer shall comply with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Regulation D. Dealer shall make, or cause to be made, inquiries as required by this Agreement, the Memorandum or applicable law, of all prospective investors to ascertain whether a purchase of Shares is suitable for the prospective investor. In offering Shares, Dealer will comply with the provisions of Regulation Best Interest, the Rules set forth in the FINRA Manual, as well as all other applicable rules and regulations relating to suitability of investors. Nothing contained in this section shall be construed to relieve Dealer of its suitability obligations under FINRA Rule 2111 or FINRA Rule 2310. Dealer will sell Class A-I Shares, Class A-II Shares, Class S Shares, Class D Shares and Class I Shares only to the extent approved by the Intermediary Manager as set forth on Schedule I to this Agreement, and to the extent approved to sell Class D Shares and Class I Shares pursuant to this Agreement, sell such Shares only to those persons who are eligible to purchase Class D Shares and Class I Shares as described in the Memorandum. Nothing contained in this Participating Dealer Agreement shall be construed to impose upon the Company or the Intermediary Manager the responsibility of assuring that prospective investors meet the suitability standards or Accredited Investor status in accordance with the terms and provisions of the Memorandum. Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Dealer’s customer and such customer’s completed and executed Subscription Agreement. Dealer agrees to comply with the record-keeping requirements imposed by federal and state securities laws and the rules and regulations thereunder and the applicable rules of FINRA, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in Shares is suitable and appropriate for each subscriber for a period of six years from the date of the sale of the Shares. Dealer further agrees to make the Suitability Records available to the Intermediary Manager and the Company upon request and to make them available to representatives of the SEC and FINRA and applicable state securities administrators upon Dealer’s receipt of a subpoena or other appropriate document request from such agency.

X. Disclosure Review; Confidentiality of Information

Dealer agrees that it shall have reasonable grounds to believe, based on the information made available to it through the Memorandum or other materials, that all material facts are adequately and accurately disclosed in the Memorandum and provide a basis for evaluating the Shares. In making this determination, Dealer shall evaluate, at a minimum, items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals and other pertinent reports. If Dealer relies upon the results of any inquiry conducted by another member or members of FINRA, Dealer shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Intermediary Manager or a sponsor or an affiliate of the sponsor of the Company.

It is anticipated that (i) Dealer and Dealer’s officers, directors, managers, employees, owners, members, partners, home office diligence personnel or other agents of Dealer that are conducting a due diligence inquiry on behalf of Dealer and (ii) persons or committees, as the case may be, responsible for determining whether Dealer will participate in the Offering ((i) and (ii) are collectively, the “Diligence Representatives”) either have previously or will in the future have access to certain Confidential Information (defined below) pertaining to the Company, the Intermediary Manager, the Advisor, or their respective affiliates. For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of the Company, the Intermediary Manager, the Advisor, or their respective affiliates; (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Company, the Intermediary Manager, the Advisor, or their respective affiliates; (iii) information concerning the business and affairs of the Company, the Intermediary Manager, the Advisor, or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, and market studies, however documented; (iv) any information marked or designated “Confidential—For Due Diligence Purposes Only”; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing. Dealer agrees to keep, and to cause its Diligence Representatives to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with Dealer’s due diligence inquiry. Dealer agrees to not disclose, and to cause its Diligence Representatives not to disclose, such Confidential Information to the public, or to Dealer’s sales staff, financial advisors, or any person involved in selling efforts related to the Offering or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Shares. Dealer further agrees to use all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of Dealer’s due diligence inquiry and (b) informing each recipient of such Confidential Information of Dealer’s confidentiality obligation. Dealer acknowledges that Dealer or its Diligence Representatives may previously have received Confidential Information in connection with preliminary due diligence on the Company, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. Dealer acknowledges that Dealer or its Diligence Representatives may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company, and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. Dealer acknowledges the restrictions and limitations of Regulation F-D promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (a) if approved in writing for disclosure by the Company or the Intermediary Manager, (b) pursuant to a subpoena or as required by law, or (c) as required by regulation, rule, order or request of any governing or self- regulatory organization (including the SEC or FINRA), provided that Dealer shall notify the Intermediary Manager in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (b) and (c).

XI. Dealer’s Compliance with Anti-Money Laundering Rules and Regulations

Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Intermediary Manager that Dealer has established and implemented an anti-money laundering compliance program and customer identification program (collectively, an “AML Program”) in accordance with Section 326 of the USA Patriot Act and the implementing rules and regulations promulgated thereunder in connection with broker/dealers’ anti-money laundering obligations, the SEC and the BSA, including federal and state securities laws, applicable rules of FINRA (collectively, the “AML Rules”). In addition, Dealer represents that it has established and implemented a program for compliance with all regulations and programs administered by OFAC (“OFAC Program”) and shall continue to maintain its AML and OFAC Programs consistent with AML Rules and OFAC requirements and it will update its AML Program as necessary to implement changes in applicable law and guidance during the term of this Agreement.

In accordance with these applicable laws and regulations and its AML Program, Dealer agrees to verify the identity of its new customers; to maintain customer records; and to check the names of new customers against government watch lists, including OFAC’s list of Specially Designated Nationals and Blocked Persons, and, as required, to provide the Financial Crimes Enforcement Network (“FinCEN”) with information regarding: (A) the identity of a specified individual or organization; (B) an account number; (C) all identifying information provided by the account holder; and (D) the date and type of transaction, upon request. Additionally, Dealer will manually monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA Patriot Act as potential signals of money laundering or terrorist financing. Dealer acknowledges that for the purposes of FINRA rules, the investors who purchase Shares through Dealer are “customers” of Dealer and not the Intermediary Manager. Dealer agrees and acknowledges that the Intermediary Manager shall rely upon Dealer to perform all AML Program requirements, including but not limited to Customer Identification Program (“CIP”) requirements, with respect to all investors in the Offering that are customers of Dealer.

Dealer will submit to FinCEN any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. In connection therewith and notwithstanding anything contained to the contrary herein, Dealer agrees that it shall (i) disclose to the Intermediary Manager any potentially suspicious or unusual activity detected as part of the CIP being performed in connection with the purchase of Shares pursuant to this Agreement in order to enable the Intermediary Manager to file a suspicious activity report (“SAR”), as appropriate based on the Intermediary Manager’s judgment, and (ii) provide its books and records relating to its performance of CIP to the SEC, FINRA or authorized law enforcement agencies at their request.

Dealer shall, upon request by the Intermediary Manager, provide an annual certification to the Intermediary Manager that, as of the date of such certification, (1) it has implemented and is continuing to implement its AML Program and its OFAC Program, (2) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (3) it is currently in compliance with all AML Rules and OFAC requirements, and (4) that Dealer shall perform all of the specified requirements for CIP as required by 31 C.F.R. § 1023.220. Furthermore, upon request by the Intermediary Manager at any time, Dealer hereby agrees to furnish (a) a copy of its AML Program to the Intermediary Manager for review, and (b) a copy of the findings and any remedial actions taken in connection with Dealer’s most recent independent testing of its AML Program. Dealer agrees to notify the Intermediary Manager immediately if Dealer is subject to a FINRA disclosure event or fine from FINRA related to its AML Program.

XII. Privacy

Dealer agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the GLBA and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

The parties hereto acknowledge that from time to time, Dealer may share with the Company and the Company may share with Dealer nonpublic personal information (as defined under the GLBA) of customers of Dealer. This nonpublic personal information may include, but is not limited to a customer’s name, address, telephone number, social security number, account information and personal financial information. Dealer shall only be granted access to such nonpublic personal information of each of its customers that pertains to the period or periods during which Dealer served as the broker dealer of record for such customer’s account. Dealer, the Intermediary Manager and the Company shall not disclose nonpublic personal information of any customers who have opted out of such disclosures, except (a) to service providers (when necessary and as permitted under the GLBA), (b) to carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLBA) or (c) as otherwise required by applicable law. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage described in this Section XII. Except as expressly permitted under the FCRA, Dealer agrees that it shall not disclose any information that would be considered a “consumer report” under the FCRA.

Dealer shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event Dealer, the Intermediary Manager or the Company expects to use or disclose nonpublic personal information of any customer for purposes other than as set forth in this Section XII, it must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. The use or disclosure of any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures, except as set forth in this Section XII, shall be prohibited.

Dealer shall implement commercially reasonable measures in compliance with industry best practices designed (a) to assure the security and confidentiality of nonpublic personal information of all customers; (b) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (c) to protect against unauthorized access to, or use of, such information that could result in material harm to any customer; (d) to protect against unauthorized disclosure of such information to unaffiliated third parties; and (e) to otherwise ensure its compliance with all applicable privacy standards and requirements of federal or state law (including, but not limited to, the GLBA), and any other applicable legal or regulatory requirements. Dealer further agrees to cause all its agents, representatives, affiliates, subcontractors, or any other party to whom Dealer provides access to or discloses nonpublic personal information of customers to implement appropriate measures designed to meet the objectives set forth in this Section XII.

XIII. Dealer’s Undertaking to Not Facilitate a Secondary Market in the Shares

Dealer acknowledges that there is no public trading market for the Shares and that there are limits on the ownership, transferability and redemption of the Shares, which significantly limit the liquidity of an investment in the Shares. Dealer also acknowledges that the Company’s Share Repurchase Plan (the “Plan”) provides only a limited opportunity for investors to have their Shares purchased by the Company and that the Company’s board of directors may, in its sole discretion, amend, suspend, or terminate the Plan at any time in accordance with the terms of the Plan. Dealer hereby agrees that so long as the Company is offering Shares under the Memorandum and the Company has not listed the Shares on a national securities exchange, Dealer will not engage in any action or transaction that would facilitate or otherwise create the appearance of a secondary market in the Shares without the prior written approval of the Intermediary Manager.

XIV. Arbitration

Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then-current commercial arbitration rules of FINRA in accordance with the terms of this Agreement (including the governing law provisions of this Agreement and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 – 16). The parties will request that the arbitrator or arbitration panel (“Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the arbitration panel shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at the New York City FINRA District Office or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration.

XV. Termination

Dealer will suspend or terminate its offer and sale of Shares upon the request of the Company or the Intermediary Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Intermediary Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing or other transmission of such notice by the methods provided in Section XVII below.

The respective agreements and obligations of the Intermediary Manager and Dealer set forth in Sections IV, VI, VII, XIII through XVII and XXII through XXV of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

XVI. Use of Company and Nuveen Names

Except as expressly provided herein, nothing herein shall be deemed to constitute a waiver by the Intermediary Manager of any consent that would otherwise be required under this Agreement or applicable law prior to the use of Dealer of the name or identifying marks of the Company, the Intermediary Manager, or “Nuveen” (or any combination or derivation thereof). The Intermediary Manager reserves the right to withdraw its consent to the use of the Company’s name at any time and to request to review any materials generated by Dealer that use the Company’s or Nuveen’s name or mark. Any such consent is expressly subject to the continuation of this Agreement and shall terminate with the termination of this Agreement as provided herein.

XVII. Notice

Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

If to the Intermediary Manager:
Nuveen Securities, LLC
Attn: Leigh Schuler
333 W. Wacker Dr.
Chicago, IL 60606
Email: leigh.schuler@nuveen.com
Copy to: legaldepartment@nuveen.com
If to Dealer:	To the address specified by Dealer herein.

XVIII. Attorney’s Fees and Applicable Law

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of New York and shall take effect when signed by Dealer and countersigned by the Intermediary Manager. Venue for any action (including arbitration) shall lie exclusively in New York, New York.

XIX. No Partnership

Nothing in this Agreement shall be construed or interpreted to constitute Dealer as an employee, agent or representative of, or in association with or in partnership with, the Intermediary Manager, the Company or the other Dealers; instead, this Agreement shall only constitute Dealer as a dealer authorized by the Intermediary Manager to sell the Shares according to the terms set forth in the Memorandum as amended and supplemented and in this Agreement.

XX. ERISA Matters

The parties agree as follows:

(a) Dealer is a broker-dealer registered under the Securities Exchange Act of 1934.

(b) To the extent Dealer (or its registered representatives) uses or relies on any of the information, tools and materials that the Intermediary Manager, the Company, the Advisor, the sponsor of the Company or each of their respective affiliates and related parties (collectively, the “Company Parties”) provides directly to Dealer (or its registered representatives), without direct charge, for use in connection with Dealer’s “Retirement Customers” (which include a plan, plan fiduciary, plan participant or beneficiary, individual retirement account (“IRA”) or IRA owner subject to Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)), Dealer will act as a “fiduciary” under ERISA or the Code (as applicable), and will be responsible for exercising independent judgment in evaluating the retirement account transaction.

(c) Certain of the Company Parties have financial interests associated with the purchase of Shares of the Company, including the fees, expense reimbursements and other payments they anticipate receiving in connection with the purchase of Shares of the Company, as described in the Memorandum.

(d) To the extent that Dealer provides investment advice to its Retirement Customers, Dealer will do so in a fiduciary capacity under ERISA or the Code, or both, and Dealer is responsible for exercising independent judgment with respect to any investment advice it provides to its Retirement Customers.

(e) Dealer is independent of Intermediary Manager and Intermediary Manager is not undertaking to provide impartial investment advice to Dealer or its Retirement Customers.

XXI. Electronic Signatures and Electronic Delivery of Documents

If Dealer has adopted or adopts a process by which persons may authorize certain account-related transactions and/or requests, in whole or in part, by “Electronic Signature” (as such term is defined by the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. 7001 et seq., the Uniform Electronic Transactions Act, as promulgated by the Uniform Conference of Commissioners on Uniform State Law in July 1999 and as adopted by the relevant jurisdiction(s) where Dealer is licensed, and applicable rules, regulations and/or guidance relating to the use of electronic signatures issued by the SEC, and FINRA (collectively, “Electronic Signature Law”)), to the extent the Company allows the use of Electronic Signature, in whole or in part, Dealer represents that: (i) each Electronic Signature will be genuine; (ii) each Electronic Signature will represent the signature of the person required to sign the Subscription Agreement or other form to which such Electronic Signature is affixed; (iii) Dealer will comply with all applicable the terms of the Electronic Signature Law; and (iv) Dealer agrees to the Electronic Signature Use Indemnity Agreement attached hereto as Exhibit “B.”

If Dealer intends to use electronic delivery to distribute the Memorandum or other documents related to the Company to any person, Dealer will comply with all applicable rules, regulations and/or guidance relating to the electronic delivery of documents issued by the SEC, FINRA, and individual state securities administrators and any other applicable laws or regulations related to the electronic delivery of offering documents including, as appropriate, Electronic Signature Law. Dealer shall obtain and document its receipt of the informed consent to receive documents electronically of persons, which documentation shall be maintained by Dealer and made available to the Company and/or the Intermediary Manager upon request.

XXII. Changes; Amendments

Except as specifically provided in this Section XXII, this Agreement may be changed or amended only by written instrument signed by all parties. This Agreement may be amended at any time by the Intermediary Manager by written notice to Dealer, and any such amendment shall be deemed accepted by Dealer upon the execution of the first transaction Dealer or its customer executes with the Company after receipt of the amendment (or sooner, if required to comply with applicable law) and the amendment shall not require the signature of Dealer in order to be effective.

XXIII. Entire Agreement

This Agreement (including any schedules and exhibits hereto) are the entire agreement of the parties and supersede all prior agreements, if any, relating to the subject matter hereof between the parties hereto.

XXIV. Successors and Assigns

No party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party.

XXV. Counterparts

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement, including all exhibits. Each party may execute this Agreement by applying an electronic signature using DocuSign or any similar electronic signature program and acknowledges, agrees and confirms that the use of such an electronic signature program (a) shall result in a reliable and valid delivery of such party’s signature to this Agreement; and (b) shall constitute reasonable steps on the part of the other party to this Agreement to verify the reliability of such signature.

NUVEEN SECURITIES, LLC

By:
Name:
Title:

Date:

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1. IDENTITY OF DEALER:

Company Name:

Type of entity:
(Corporation, Partnership or Proprietorship)

Organized in the State of:

Licensed as broker-dealer in all States:	Yes	No

If no, list all States licensed as broker-dealer:

Tax ID #:

2. Person to receive notices delivered pursuant to the Participating Dealer Agreement.

Name:

Company:

Address:

City, State and Zip:

Telephone:

Fax:

Email:

AGREED TO AND ACCEPTED BY DEALER:

(Dealer’s Firm Name)

By:
Signature

Name:

Title:

Date:

SCHEDULE I

ADDENDUM TO PARTICIPATING DEALER AGREEMENT WITH NUVEEN SECURITIES, LLC

Name of Dealer:

The following reflects the selling commissions and Servicing Fees as agreed upon between Nuveen Securities, LLC (the “Intermediary Manager”) and Dealer, effective as of the effective date of the Participating Dealer Agreement (the “Agreement”) between the Intermediary Manager and Dealer in connection with the offering of Shares of Nuveen Farmland REIT (the “Company”).

Upfront Selling Commissions

Except as may be provided in the “Plan of Distribution” section of the Memorandum, which may be amended or supplemented from time to time, as compensation for completed sales (as defined below) by Dealer of Class S Shares and Class D Shares that Dealer is authorized to sell and for services rendered by Dealer hereunder, the Intermediary Manager shall reallow to Dealer an upfront selling commission in an amount up to the percentage set forth below of the transaction price per share on such completed sales of Class S Shares and Class D Shares as applicable, by Dealer. Dealer shall not receive selling commissions for sales of any DRIP Shares or for sales of Class A-I Shares, Class A- II Shares, or Class I Shares, whether in the offering or pursuant to the DRIP. For purposes of this Schedule I, a “completed sale” shall occur if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, payment for the Shares has been received by the Company in full in the manner provided in Section II of the Agreement, the Company has accepted the Subscription Agreement of such subscriber and the Company has thereafter distributed the selling commission to the Intermediary Manager in connection with such transaction.

Dealer may withhold the selling commissions to which it is entitled pursuant to the Agreement, this Schedule I and the Memorandum from the purchase price for the Shares in the Offering and forward the balance to the Company or its agent as set forth in the Subscription Agreement if it represents to the Intermediary Manager that: (i) Dealer is legally permitted to do so; and (ii) (A) Dealer meets all applicable net capital requirements under the rules of FINRA or other applicable rules regarding such an arrangement; (B) Dealer has forwarded the Subscription Agreement to the Company or its agent within the time required under Section II, and received the Company’s written acceptance of the subscription prior to forwarding the purchase price for the Shares, net of the selling commissions to which Dealer is entitled, to the Company or its agent; and (C) Dealer has verified that there are sufficient funds in the investor’s account with Dealer to cover the entire cost of the subscription. Dealer shall wire such subscription funds to the Company or its agent as set forth in the Subscription Agreement by the end of the second business day following receipt of the Company’s written acceptance of the subscription.

Terms and Conditions of the Servicing Fees

The payment of the Servicing Fee to Dealer is subject to terms and conditions set forth herein and the Memorandum as may be amended or supplemented from time to time. If Dealer elects to sell Class S Shares and/or Class D Shares, eligibility to receive the Servicing Fee with respect to the Class S Shares and/or Class D Shares, as applicable, sold by Dealer is conditioned upon Dealer acting and continuing to act as broker-dealer of record with respect to such Shares and complying with the requirements set forth below, including providing stockholder and account maintenance services with respect to such Shares. For the avoidance of doubt, such services are non- distribution services, other than those primarily intended to result in the sale of Shares.

(i) the existence of an effective Participating Dealer Agreement or ongoing Servicing Agreement between the Intermediary Manager and Dealer, and

(ii) the provision of services with respect to the Class S Shares and/or Class D Shares, as applicable, by Dealer, which may include one or more, without limitation and as appropriate, of the following:

1. assistance with recordkeeping, including maintaining records for and on behalf of Dealer’s customers reflecting transactions and balances of Shares owned,

2. transmitting stockholder communications to its customers from the Company or the Intermediary Manager, including the Memorandum, annual and periodic reports, and proxy statements,

3. establishing an account and providing ongoing account maintenance,

4. assistance with and answering investor inquiries regarding the Company, including distribution payments and reinvestment decisions,

5. helping investors understand their investments,

6. share repurchase requests,

7. assistance with Share conversion processing, or

8. providing such other similar services as the stockholder may reasonably require in connection with its investment in the class of Shares.

Dealer hereby represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements and is providing the above-described services. Dealer agrees to promptly notify Intermediary Manager if it is no longer the broker-dealer of record with respect to some or all of the Class S or Class D Shares giving rise to such Servicing Fees and/or if it no longer satisfies any or all of the conditions set forth above.

Subject to the conditions described herein, the Intermediary Manager will reallow to Dealer the Servicing Fee in an amount described below, on Class S Shares or Class D Shares, as applicable, sold by Dealer. To the extent payable, the Servicing Fee will accrue monthly based on the Company’s then-current NAV of the Shares of such class and will be payable quarterly in arrears as provided in the Memorandum. All determinations regarding the total amount and rate of reallowance of the Servicing Fee, Dealer’s compliance with the listed conditions, and/or the portion retained by the Intermediary Manager will be made by the Intermediary Manager in its sole discretion.

Notwithstanding the foregoing, subject to the terms of the Memorandum, upon the date when the Intermediary Manager is notified that Dealer is no longer the broker-dealer of record with respect to such Class S or Class D Shares or that Dealer no longer satisfies any or all of the conditions set forth above, then Dealer’s entitlement to the Servicing Fees related to such Class S and/or Class D Shares, as applicable, shall cease, and Dealer shall not receive the Servicing Fee for any portion of the quarter in which Dealer is not eligible on the last day of the quarter; provided, however, if there is a change in the broker-dealer of record with respect to the Class S or Class D Shares, as applicable, made in connection with a change in the registration of record for the Class S or Class D Shares on the Company’s books and records (including, but not limited to, a reregistration due to a sale or a transfer or a change in the form of ownership of the account), then Dealer shall be entitled to a pro rata portion of the Servicing Fees related to the Class S and/or Class D Shares, as applicable, for the portion of the quarter for which Dealer was the broker-dealer of record.

Thereafter, such Servicing Fees may be reallowed to the then-current broker-dealer of record of the Class S and/or Class D Shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Participating Dealer Agreement or similar agreement with the Intermediary Manager (“Servicing Agreement”) and such Participating Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance. In this regard, all determinations will be made by the Intermediary Manager in good faith in its sole discretion. Dealer is not entitled to any Servicing Fee with respect to Class A-I Shares, Class A-II Shares, or Class I Shares. The Intermediary Manager may also reallow some or all of the Servicing Fee to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Intermediary Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement. For the avoidance of doubt, the Intermediary Manager may waive the Servicing Fee to the extent the Dealer or Servicing Dealer no longer provides services with respect to the Shares.

The Company and the Intermediary Manager shall cease paying the Servicing Fee with respect to any Class S Share or Class D Share on the earlier to occur of the following: (a) a listing of Class I Shares, or (b) the Company’s merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets (except for any such transaction taken in connection with an internal restructuring transaction (including our conversion into another type of legal entity) or a Conversion Event (as defined in the Memorandum)).

General

Selling commissions, and Servicing Fees due to Dealer pursuant to this Agreement will be paid to Dealer within 30 days after receipt by the Intermediary Manager. Dealer, in its sole discretion, may authorize Intermediary Manager to deposit selling commissions, Servicing Fees or other payments due to it pursuant to this Agreement directly to its bank account. If Dealer so elects, Dealer shall provide such deposit authorization and instructions in Schedule II to this Agreement.

The parties hereby agree that the foregoing selling commissions and reallowed and Servicing Fees are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares, that Dealer’s interest in the offering is limited to such selling commissions and reallowed Servicing Fees from the Intermediary Manager and Dealer’s indemnity referred to in Section 4 of the Intermediary Manager Agreement, and that the Company is not liable or responsible for the direct payment of such selling commissions and reallowed Servicing Fees to Dealer.

Except as otherwise described under “Upfront Selling Commissions” above, Dealer waives any and all rights to receive compensation, including the Servicing Fee, until it is paid to and received by the Intermediary Manager. Dealer acknowledges and agrees that, if the Company pays selling commissions or Servicing Fees, as applicable, to the Intermediary Manager, the Company is relieved of any obligation for selling commissions or Servicing Fees, as applicable, to Dealer. The Company may rely on and use the preceding acknowledgement as a defense against any claim by Dealer for selling commissions or Servicing Fees, as applicable, the Company pays to Intermediary Manager but that Intermediary Manager fails to remit to Dealer. Dealer affirms that the Intermediary Manager’s liability for selling commissions payable and the Servicing Fee is limited solely to the proceeds of selling commissions and the Servicing Fee, as applicable, receivable from the Company and Dealer hereby waives any and all rights to receive payment of selling commissions or any reallowance of the Servicing Fee, as applicable, due until such time as the Intermediary Manager is in receipt of the selling commission or Servicing Fee, as applicable, from the Company. Notwithstanding the above, Dealer affirms that, to the extent Dealer retains selling commissions as described above under “Upfront Selling Commissions,” neither the Company nor the Intermediary Manager shall have liability for selling commissions payable to Dealer, and that Dealer is solely responsible for retaining the selling commissions due to Dealer from the subscription funds received by Dealer from its customers for the purchase of Shares in accordance with the terms of this Agreement.

Due Diligence

In addition, as set forth in the Memorandum and as permitted under applicable law, rule and regulation, from time to time the Intermediary Manager or, in certain cases at the option of the Company, the Company, in its discretion, may elect to pay or reimburse Dealer for reasonable bona fide due diligence expenses incurred by Dealer in connection with the Offering and approved in advance in writing by the Intermediary Manager. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by Dealer and its personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. Dealer shall provide a detailed and itemized invoice for any such due diligence expenses and shall obtain the prior written approval from the Intermediary Manager for such expenses, and no such expenses shall be reimbursed absent a detailed and itemized invoice. Notwithstanding the foregoing, no such payment will be made if such payment would cause the aggregate of such reimbursements to Dealer and other broker-dealers, together with all other organization and offering expenses, to exceed 15% of the Company’s gross proceeds from the Offering. All such reimbursements will be made in accordance with, and subject to the restrictions and limitations imposed under the Memorandum, FINRA rules and other applicable laws and regulations.

Share Class Election

CHECK EACH APPLICABLE BOX BELOW IF DEALER ELECTS TO PARTICIPATE IN THE LISTED SHARE CLASS

☐ Class A-I Shares	☐ Class A-II Shares	☐ Class S Shares	☐ Class D Shares	☐ Class I Shares

The following reflects the selling commission and/or the Servicing Fee as agreed upon between the Intermediary Manager and Dealer for the applicable Share Class.

(Initials)	Upfront Selling Commission of up to 3.5% of the transaction price per Class S Share sold in the offering	By initialing here, Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class S Shares.
(Initials)	Servicing Fee of 0.85% (Annualized Rate) of aggregate NAV of outstanding Class S Shares sold by Dealer in the offering.	By initialing here, Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.
(Initials)	Upfront Selling Commission of up to 1.5% of the transaction price per Class D Share sold by Dealer in the offering.	By initialing here, Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class D Shares.
(Initials)	Servicing Fee of 0.25% (Annualized Rate) of aggregate NAV of outstanding Class D Shares sold by Dealer in an Offering.	By initialing here, Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first written above.

“INTERMEDIARY MANAGER”

NUVEEN SECURITIES, LLC

By:
Name:
Title:

“DEALER”

(Print Name of Dealer)

By:
Name:
Title:

SCHEDULE II
TO

PARTICIPATING DEALER AGREEMENT WITH
NUVEEN SECURITIES, LLC

NAME OF ISSUER: Nuveen Farmland REIT

NAME OF DEALER:

SCHEDULE TO AGREEMENT DATED:

Dealer hereby authorizes the Intermediary Manager or its agent to deposit selling commissions, Servicing Fees, and other payments due to it pursuant to the Participating Dealer Agreement to its bank account specified below. This authority will remain in force until Dealer notifies the Intermediary Manager in writing to cancel it. In the event that the Intermediary Manager or its agent deposits funds erroneously into Dealer’s account, the Intermediary Manager or its agent is authorized to debit the account with no prior notice to Dealer for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“DEALER”

(Print Name of Dealer)

By:
Name:
Title:
Date:

EXHIBIT A

TO FORM OF PARTICIPATING DEALER AGREEMENT

Intermediary Manager Agreement

EXHIBIT B

TO FORM OF PARTICIPATING DEALER AGREEMENT

Electronic Signature Use Indemnity Agreement

Dealer has adopted a process by which clients may authorize certain account-related transactions or requests, in whole or in part, evidenced by Electronic Signature (as such term is defined in Section XXI hereof). In consideration of the Company allowing Dealer and its clients to execute certain account-related transactions and/or requests, in whole or in part, by Electronic Signature, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Dealer does hereby, for itself and its successors and permitted assigns, covenant and agree to indemnify and hold harmless the Company, the Intermediary Manager, each of their affiliates and each of their and their affiliates’ officers, directors, trustees, agents and employees, in whatever capacity they may act, from and against any and all claims (whether groundless or otherwise), losses, liabilities, damages and expenses, including, but not limited to, costs, disbursements and reasonable counsel fees (whether incurred in connection with such claims, losses, liabilities, damages and expenses or in connection with the enforcement of any rights hereunder), arising out of or in connection with Dealer’s representations or covenants set forth in Section XXI hereof or the representations described below.

Dealer represents that it will comply with all applicable terms of Electronic Signature Law as outlined in Section XXI hereof. Dealer represents that the Company may accept any Electronic Signature without any responsibility to verify or authenticate that it is the signature of Dealer’s client given with such client’s prior authorization and consent. Dealer represents that the Company may act in accordance with the instructions authorized by Electronic Signature without any responsibility to verify that Dealer’s client intended to give the Electronic Signature for the purpose of authorizing the instruction, transaction or request and that Dealer’s client received all disclosures required by applicable Electronic Signature Law. Dealer agrees to provide a copy of each Electronic Signature and further evidence supporting any Electronic Signature upon request by the Company.